Exhibit 10.22

LOAN AGREEMENT

Loan agreement dated January 18, 2016 (this “Agreement”) between Gilla Inc. (the “Borrower”) and Sarasvati Investments Inc. (the “Lender”).

RECITALS

WHEREAS the Borrower and the Lender entered into a revolving credit facility loan agreement, dated August 1, 2014;

WHEREAS the Borrower and the Lender have mutually agreed to terminate and retire the revolving credit facility loan agreement as of the date hereof and wish to replace such facility with this Agreement;

WHEREAS the Borrower desires that the Lender make available a term loan facility to the Borrower in the aggregate principal amount of $1,000,000;

AND WHEREAS the Lender is prepared to extend such a term loan facility to the Borrower subject to the terms and conditions set out herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Borrower and the Lender agree as follows:

ARTICLE 1
INTERPRETATION

Section 1.1 Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Applicable Rate” means, at any given time, the greater of: (a) 16% per annum; and (b) from the Closing Date up to and including the Maturity Date, the highest interest rate per annum paid, or payable, by the Borrower to any arm’s length commercial lender (or syndicate of lenders) pursuant to a financing arrangement with such lender (or lenders) for the purposes set out in Section 2.2 on terms and conditions equivalent to the terms and conditions of this Agreement.

“Borrower” means Gilla Inc. and its successors and permitted assigns.

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario.

“Cash Sweep Report” means a monthly Cash Sweep Report, substantially in the form of Schedule “A”, certified by the Borrower’s management.

“CFADS” means the cash flow available for debt service on the Loan as indicated in the monthly Cash Sweep Report.

“Closing Date” means the date on which this Agreement becomes effective.

“Default” means an event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

“Draw” means the initial draw on the Loan facility by the Borrower from the Lender pursuant to this Agreement on the Closing Date.

“Early Repayment Penalty” has the meaning specified in Section 2.4.

“Event of Default” has the meaning specified in Section 6.1.

“E-Liquid Bottle” means the e-liquid bottles sold by the Borrower under the brands as listed in Schedule “B”.  Schedule “B” to be amended or restated from time to time upon mutual agreement between the Borrower and the Lender.

“Funded Debt” of any Person means (i) all indebtedness of such Person for or in respect of, borrowed money, bankers acceptances, letters of credit or letters of guarantee, (ii) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, bond, debenture or other evidence of indebtedness, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all current liabilities of such Person represented by a note, bond, debenture or other evidence of indebtedness, and (v) all obligations under leases which have been or should be, in accordance with U.S. GAAP, recorded as capital leases in respect of which such Person is liable as lessee.

“U.S. GAAP” means generally accepted accounting principles in the United States, as approved by the Financial Accounting Standards Board, as in effect from time to time.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any stock exchange and (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“Indemnified Person” has the meaning specified in Section 7.4.

“Intercreditor and Subordination Agreement” means the intercreditor and subordination agreement, dated August 1, 2014, among Gravitas Financial Inc., the Lender and the Borrower, as amended, restated, amended and restated or replaced from time to time.

“Key Personnel” means J. Graham Simmonds serving as the Borrower’s Chief Executive officer and Ashish Kapoor serving as the Borrower’s Chief Financial Officer.

“Lender” means Sarasvati Investments Inc. and its successors and assigns.

”Loan” means the term loan facility in the aggregate principal amount of $1,000,000 to be made available to the Borrower by the Lender under this Agreement for the purposes set out in Section 2.2.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, encumbrance, lien (statutory or otherwise), title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition that in substance secures payment or performance of an obligation.

“Loan Documents” means this Agreement, the Intercreditor and Subordination Agreement, the Warrant, the Warrant Extension, the Security Documents and all other documents to be executed and delivered to the Lender by the Borrower pursuant to or in connection with this Agreement.

“Material Adverse Effect” means a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Borrower.

“Material Agreement” means any contract or agreement to which the Borrower is a party or by which it is bound, the termination or cancellation of which (prior to the scheduled termination date) could have a Material Adverse Effect.

“Maturity Date” means July 3, 2017.

“Permitted Liens” means, in respect of any Person, any one or more of the following:

(a)
Liens for taxes, assessments or governmental charges or levies which are not delinquent or the validity of which is being contested at the time by the Person in good faith by proper legal proceedings if, in the Lender’s opinion, adequate provision has been made for payment;

(b)
inchoate or statutory Liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of construction, maintenance, repair or operation of assets of the Person, provided that such Liens are related to obligations not due or delinquent, are not registered against title to any assets of the Person and in respect of which adequate holdbacks are being maintained as required by applicable law or such Liens are being contested in good faith by appropriate proceedings and in respect of which there has been set aside a reserve (segregated to the extent required by U.S. GAAP) in an adequate amount and provided further that such Liens do not, in the Lender’s reasonable opinion, reduce the value of the asset so affected or materially interfere with the use of such asset in the operation of the business of the Person;

(c)
the right reserved to or vested in any Governmental Entity by any statutory provision or by the terms of any lease, licence, franchise, grant or permit of the Person, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof; and

(d)	Liens in favour of the Lender created by the Security Documents.

“Person” means a natural person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity and pronouns have a similarly extended meaning.

“Security” means, at any time, the security interest in favour of the Lender, in those assets and properties of the Borrower securing its obligations under this Agreement and the other Loan Documents to which it is a party.

"Security Agreement” means the security agreement, dated August 1, 2014, by the Borrower in favour of the Lender.

“Security Documents” means the Security Agreement and any other security granted to the Lender, as security for the obligations of the Borrower under this Agreement and the other Loan Documents.

“Warrant” means the warrant granted by Borrower to Karen Gautam, containing terms acceptable to Karen Gautam in its sole and reasonable discretion, entitling Karen Gautam to purchase 250,000 common shares of the Borrower at an exercise price equal to US$0.20, which warrant is to remain in effect from the Closing Date until December 31, 2017.

“Warrant Extension” means the warrant extension granted by Borrower to Karen Gautam, extending the term of the warrants issued on August 1, 2014 to Karen Gautam to December 31, 2017, with all other terms of the warrants remaining the same.

Section 1.2       Gender and Number.

Any reference in the Loan Documents to gender includes all genders and words importing the singular number only include the plural and vice versa.

Section 1.3       Headings, etc.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Agreement.

Section 1.4       Currency.

All references in the Loan Documents to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

Section 1.5       Certain Phrases, etc.

In any Loan Document (i) (a) the words “including” and “includes” mean “including (or includes) without limitation” and (b) the phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.6       Accounting Terms.

All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with U.S. GAAP.

Section 1.7       Conflict.

The provisions of this Agreement prevail in the event of any conflict or inconsistency between its provisions and the provisions of any of the other Loan Documents.

ARTICLE 2
CREDIT FACILITY

Section 2.1       Availability.

(1)	The Lender agrees, on the terms and subject to the conditions of this Agreement, to make the Loan available on the Closing Date.

(2)
The Loan shall be a term loan facility. For greater certainty, the Borrower shall be entitled to Draw the Loan on the Closing Date and, subject to Section 2.4, repay the outstanding principal amount under the Loan with the Early Repayment Penalty.

(3)
The Lender shall maintain, in accordance with its usual practice, records evidencing the amounts owing under this Agreement; and the information entered into such records shall constitute conclusive evidence of such amounts owed absent manifest error.

Section 2.2      Purpose.

The Loan shall be used by the Borrower, or any of its subsidiaries’, for capital expenditures, marketing expenditures and working capital.

Section 2.3       Repayment of Principal and Interest Payments.

(1)	The principal amount of the outstanding Loan shall bear interest at the Applicable Rate.

(2)	Interest shall accrue daily and shall be calculated and payable monthly, in arrears.

(3)	Borrower shall disburse the CFADS as indicated in the monthly Cash Sweep Report to the Lender in the following priority:

a)	First, the funds required to make the monthly interest payable on the Loan; and

b)	Second, the residual monthly CFADS to repay principal outstanding on the Loan.

(4)	Borrower shall be required to pay the monthly interest payment on the Loan regardless of the sufficiency of the CFADS to cover such interest payment.

(5)	Borrower shall make one (1) monthly installment of interest and principal repayment within fifteen (15) Business Days of each months’ end.

(6)	Subject to Section 6.2, the outstanding principal amount of the Loan together with all accrued and unpaid interest thereon shall become due and payable on the Maturity Date, if any.

(7)
If a change in Key Personnel shall occur (a) the Borrower will, within ten (10) Business Days of occurrence thereof, give the Lender notice thereof describing in reasonable detail the facts and circumstances giving rise thereto and (b) the Lender may, by fifteen (15) Business Days’ notice to the Borrower given not later than ten (10) Business Days after receipt of such notice of change in Key Personnel, terminate the Loan, which shall thereupon be terminated, and declare the principal amount of the Loan together with all accrued and unpaid interest thereon become, immediately due and payable.

Section 2.4       Early Repayment.

In the event that the Borrower elects to repay the Loan together with all accrued and unpaid interest thereon prior to the Maturity Date, the Borrower shall also pay an Early Repayment Penalty of the maximum of i) three (3) months interest on the outstanding principal amount under the Loan; or ii) fifty percent (50%) of the interest payable on the outstanding principal amount under the Loan until the Maturity Date.

Section 2.5       Payments under this Agreement.

(1)
Unless otherwise expressly provided in this Agreement or by the parties in writing, the Borrower shall make any payment required to be made by it to the Lender by depositing the amount of the payment to an account specified by the Lender not later than 4:00 p.m. (Toronto time) on the date the payment is due.

(2)
All amounts owed by the Borrower to the Lender, which are not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest (both before and after default and judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal to the Applicable Rate, plus 2%

Section 2.6       Computations of Interest.

(1)	All computations of interest shall be made by the Lender taking into account the actual number of days occurring in the period for which such interest is payable, on the basis of a year of 365 days.

(2)
For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 365 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the Applicable Rate based on a year of 365 or 366 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 365 or 366 days, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

Section 2.7       Cash Sweep Report.

The Borrower shall provide to the Lender a monthly Cash Sweep Report, substantially in the form of Schedule “A”, certified by the Borrower’s management and deliverable within ten (10) Business Days of each month until the earlier of i) the Maturity Date or ii) the principal amount of the Loan together with all accrued and unpaid interest thereon is repaid in full. The Cash Sweep Report shall indicate the CFADS on the Loan based on the following:

a)	$0.50 per 0-15ml E-Liquid Bottle sold by the Borrower, and its subsidiaries, within the monthly period; and

b)	$1.00 per >15ml E-Liquid Bottle sold by the Borrower, and its subsidiaries, within the monthly period.

The Cash Sweep Report shall total the CFADS and will indicate the appropriate disbursement of such funds towards interest payments and principal re-payments on the Loan.

ARTICLE 3
CONDITIONS OF LENDING

Section 3.1       Conditions Precedent to Initial Draw.

The Lender shall have no obligation to make the initial Draw hereunder unless at the time of making such draw the following terms and conditions shall have been satisfied:

(a)	the Lender has received, in form, substance, scope and dated a date satisfactory to it and its counsel:

(i)	an executed copy of each of the Loan Documents; and

(ii)	evidence of registration of the Security Documents in such jurisdictions as the Lender may reasonably require, including all required consents to obtain such registrations.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.1       Representations and Warranties.

The Borrower represents and warrants to the Lender, acknowledging and confirming that the Lender is relying on such representations and warranties without independent inquiry in entering into this Agreement and providing the Loan that:

(a)
Incorporation and Qualification. The Borrower is a corporation duly incorporated, organized and validly existing under the laws of the State of Nevada. The Borrower is qualified, licensed or registered to carry on business under the laws applicable to it in all jurisdictions in which such qualification, licensing or registration is necessary or where failure to be so qualified would have a Material Adverse Effect;

(b)
Corporate Power. The Borrower has all requisite corporate power and authority to (i) own, lease and operate its properties and assets and to carry on its business as now being conducted by it, and (ii) enter into and perform its obligations under the Loan Documents;

(c)
Conflict with Other Instruments. The execution and delivery by the Borrower and the performance by it of its obligations under, and compliance with the terms, conditions and provisions of, the Loan Documents will not (i) conflict with or result in a breach of any of the terms or conditions of (t) its constating documents, (u) any applicable law, rule or regulation, (v) any contractual restriction binding on or affecting it or its properties, or (w) any judgment, injunction, determination or award which is binding on it, or (ii) result in, require or permit (x) the imposition of any Lien in, on or with respect to any of its assets or property (except in favour of the Lender), (y) the acceleration of the maturity of any Funded Debt binding on or affecting the Borrower, or (z) any third party to terminate or acquire rights under any Material Agreement;

(d)
Corporate Action, Governmental Approvals, etc. The execution and delivery of each of the Loan Documents by the Borrower and the performance by the Borrower of its obligations under the Loan Documents has been duly authorized by all necessary corporate action including, without limitation, the obtaining of all necessary shareholder consents. No authorization, consent, approval, registration, qualification, designation, declaration or filing with any Governmental Entity or other Person, is or was necessary in connection with the execution, delivery and performance of obligations under the Loan Documents except as are in full force and effect, unamended, at the date of this Agreement;

(e)
Execution and Binding Obligation. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with its terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, arrangement or creditors’ rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies;

(f)
Authorizations, etc. The Borrower possesses all authorizations, permits, consents, registrations and approvals necessary to properly conduct its businesses and to enter into and perform its obligations under the Loan Documents and all such authorizations, permits, consents, registrations and approvals are in good standing and in full force and effect;

(g)
Ownership and Use of Property. Except for Permitted Liens, the Borrower has good and marketable title to all the real and personal property reflected as assets in its books and records. The Borrower owns, leases or has the lawful right to use all of the assets necessary for the conduct of its businesses;

(h)	Compliance with Laws. The Borrower is in compliance with all applicable laws, judgments and orders and rulings, guidelines and decisions having force of law;

(i)	No Default. The Borrower is not in violation of its constating documents, or any shareholders’ agreement applicable to it or any Material Agreement; and

(j)
No Material Adverse Agreements. The Borrower is not party to any agreement or instrument or subject to any restriction (including any restriction set forth in its constating documents, any shareholders’ agreement applicable to it or any Material Agreement) which has or may have a Material Adverse Effect.

Section 4.2       Survival of Representations and Warranties.

The representations and warranties in this Agreement and in any certificates or documents delivered to the Lender shall not merge in or be prejudiced by and shall continue in full force and effect so long as any amounts are owing by the Borrower to the Lender under this Agreement.

ARTICLE 5
COVENANTS OF THE BORROWER

Section 5.1       Affirmative Covenants.

So long as there remains any outstanding amount owing under the Loan or the Lender has any obligation under this Agreement, the Borrower shall:

(a)	Corporate Existence. Preserve and maintain its corporate existence;

(b)	Compliance with Laws, etc. Comply with the requirements of all applicable laws, judgments, orders, decisions, awards, Material Agreements and Loan Documents;

(c)
Payment of Taxes and Claims. Pay when due, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any other property belonging to, and (ii) all claims which, if unpaid, might by law become a Lien upon the assets, except any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and in respect of which the Borrower has established adequate reserves in accordance with U.S. GAAP or which are Permitted Liens;

(d)	Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made in respect of its business and operations;

(e)	Ordinary Course. The Borrower shall conduct its business in a manner consistent with past practices, and in the ordinary course of its normal day-to-day operations; and

(f)
Further Assurances. At its cost and expense, upon the reasonable request of the Lender, execute and deliver or cause to be executed and delivered to the Lender such further instruments, agreements and security documents and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of the Loan Documents.

Section 5.2       Negative Covenants.

So long as there remains any outstanding amount owing under the Loan or the Lender has any obligation under this Agreement, the Borrower shall not create, incur, assume or suffer to exist any Lien on any of its property or assets covered by the Security other than Permitted Liens.

ARTICLE 6
EVENTS OF DEFAULT

Section 6.1       Events of Default.

If any of the following events (each an “Event of Default”) occurs and is continuing:

(a)	the Borrower fails to pay any amount under the Loan, any interest thereon or any other amounts due under any Loan Document when such amount becomes due and payable;

(b)
any representation or warranty or certification made or deemed to be made by the Borrower or any of its respective directors or officers in any Loan Document shall prove to have been incorrect when made or deemed to be made;

(c)
the Borrower fails to perform, observe or comply with any other term, covenant or agreement contained in any Loan Document to which it is a party and such failure remains unremedied for thirty (30) days;

(d)
any judgment or order for the payment of money in excess of $3,000,000 (or the equivalent amount in any other currency) is rendered against the Borrower and either (i) enforcement proceedings have been commenced by a creditor upon the judgment or order, or (ii) there is any period of fifteen (15) consecutive days during which a stay of enforcement of the judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(e)
the Borrower (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of its creditors, (iii) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of forty-five (45) days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorize any of the above actions.

then the Lender may declare that the Loan, all accrued interest and fees and all other amounts payable under this Agreement to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower.

Section 6.2       Remedies Upon Default.

(1)
Upon a declaration that the Loan is immediately due and payable pursuant to Section 6.1, the Lender may commence such legal action or proceedings as it, in its sole discretion, deems expedient, including, the commencement of enforcement proceedings under the Loan Documents all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or assets, or any other action or notice, all of which are expressly waived by the Borrower.

(2)
The rights and remedies of the Lender under the Loan Documents are cumulative and are in addition to, and not in substitution for, any other rights or remedies. Nothing contained in the Loan Documents with respect to the indebtedness or liability of the Borrower to the Lender, nor any act or omission of the Lender with respect to the Loan Documents or the Security shall in any way prejudice or affect the rights, remedies and powers of the Lender under the Loan Documents and the Security.

ARTICLE 7
MISCELLANEOUS

Section 7.1       Amendments, etc.

No amendment or waiver of any provision of any of the Loan Documents, nor consent to any departure by the Borrower or any other Person from such provisions, is effective unless in writing and approved by the Lender. Any amendment, waiver or consent is effective only in the specific instance and for the specific purpose for which it was given.

Section 7.2       Waiver.

(1)
No failure on the part of the Lender to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver of such right; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise of such right or the exercise of any other right.

(2)
Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall continue in full force and effect. The closing of this transaction shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

Section 7.3       Notices, etc.

Any notice, direction or other communication to be given under this Agreement shall, except as otherwise permitted, be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

(a)	to the Lender at:

33 Kennedy Park Road
Toronto, Ontario
M6P 3H2
karen.gautam@gmail.com (with a copy to rajeevuofw@gmail.com)

(b)	to the Borrower at:

70 York Street, Suite 1610
Toronto, Ontario, M5J 1S9
graham@gillainc.com (with a copy to ashish@gillainc.com)

Any such communication shall be deemed to have been validly and effectively given if (i) personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time), otherwise on the next Business Day, (ii) transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

Section 7.4       Indemnity.

The Borrower shall, whether or not the transaction contemplated by this Agreement is completed, indemnify and hold the Lender and its officers, directors, employees and agents (each an “Indemnified Person”) harmless from, and shall pay to such Indemnified Person on demand any amounts required to compensate the Indemnified Person for, any cost, expense, claim or loss suffered by, imposed on, or asserted against, the Indemnified Person as a result of, or arising out of (i) the preparation, execution and delivery of, preservation of rights under, enforcement of, or refinancing, renegotiation or restructuring of, the Loan Documents and any related amendment, waiver or consent, (ii) a Default (whether or not constituting a Default or an Event of Default), and (iii) any proceedings brought by or against the Indemnified Person, or in which the Indemnified Person otherwise participates, due to its entering into or being a party to any of the Loan Documents, or by reason of its exercising or performing, or causing the exercise or performance of, any right, power or obligation under any of the Loan Documents, whether or not such proceedings are directly related to the enforcement of any Loan Document, except to the extent caused by the gross negligence or wilful misconduct of the Indemnified Person.

Section 7.5       Successors and Assigns.

(1)
This Agreement shall become effective when executed by the Borrower and the Lender and after that time shall be binding upon and enure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns.

(2)
The Borrower shall not have the right to assign its rights or obligations under this Agreement or any interest in this Agreement without the prior consent of the Lender, which consent may not be unreasonably withheld.

Section 7.6       Right of Set-off.

Upon the occurrence and during the continuance of any Event of Default, the Lender is authorized at any time and from time to time, to the fullest extent permitted by law (including general principles of common-law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower under any of the Loan Documents, irrespective of whether or not the Lender has made demand under any of the Loan Documents and although such obligations may be unmatured or contingent. If an obligation is unascertained, the Lender may, in good faith, estimate the obligation and exercise its right of set-off in respect of the estimate, subject to providing the Borrower with an accounting when the obligation is finally determined. The Lender shall promptly notify the Borrower after any set-off and application is made by it, provided that the failure to give notice shall not affect the validity of the set-off and application. The rights of the Lender under this Section 7.6 are in addition to other rights and remedies (including all other rights of set-off) which the Lender may have.

Section 7.7       Entire Agreement

This Agreement, together with the Loan Documents, contain the entire agreement between the Lender and the Borrower with respect to the matters hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 7.8       Governing Law.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 7.9       Counterparts.

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by electronic means, including, without limitation, by facsimile transmission or by electronic delivery in portable document format (“.pdf”) or tagged image file format (“.tif”), shall constitute the valid and binding signature of such party with the same effect as if it were an original signature endorsed on this Agreement.

Section 7.10 Language.

The parties hereto acknowledge that they have required and are satisfied that this Agreement and all communications to be delivered pursuant hereto be drawn in the English language.

Section 7.11 Syndication.

The Borrower acknowledges that the Lender is acting for and on behalf of itself and certain other Persons with respect to the establishment and maintenance of the Loan and that, except for the Warrant, the Loan Documents shall be granted in favour of and held by the Lender for and on behalf of itself and certain other Persons.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date indicated above.

GILLA INC. By: /s/ J. Graham Simmonds Authorized Signing Officer
SARASVATI INVESTMENTS INC. By: /s/ Ashok Gautam Authorized Signing Officer

SCHEDULE “A”
Monthly Cash Sweep Report

[intentionally left blank]

SCHEDULE “B”
E-Liquid Brands

[intentionally left blank]